SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D. C.  20549



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                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of

                      The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                December 7, 2001



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                          Blount International, Inc.

             (Exact name of registrant as specified in its charter)



           Delaware                 001-11549               63-0780521
        (State or other         (Commission File         (I.R.S. Employer
        jurisdiction of              Number)              Identification
        incorporation)                                        Number)



          4520 Executive Park Drive                         36116-1602
             Montgomery, Alabama                            (Zip Code)
   (Address of principal executive offices)



                                 (334) 244-4000
              (Registrant's telephone number, including area code)



                                Not applicable

          (Former name or former address, if changed since last report)







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Item 2.  Acquisition or Disposition of Assets.


On November 6, 2001, Blount International, Inc. (the "Company") entered into an agreement ("the Purchase Agreement") to sell its sporting equipment business ("SEG") to Alliant Techsystems ("ATK"). SEG was one of the Company's three operating segments and manufactured and distributed ammunition and related products. SEG was comprised of the then wholly-owned subsidiaries of Federal Cartridge Company, Estate Cartridge, Inc., Simmons Outdoor Corporation, and Ammunition Accessories Inc. The latter was formed on December 4, 2001 to facilitate the sale of SEG. The Company contributed certain assets and liabilities of its sporting equipment division to Ammunition Accessories Inc. in exchange for all the authorized stock of Ammunition Accessories Inc.

On December 7, 2001, the sale of SEG was completed. On this date, the outstanding stock of Ammunition Accessories Inc., Federal Cartridge Company, Estate Cartridge, Inc., and Simmons Outdoor Corporation were transferred to ATK in exchange for 3,048,780 shares of ATK common stock and $10,000 in cash. The purchase price is subject to a post-closing adjustment on a dollar-for-dollar basis to the extent net book value of SEG is greater or less than approximately $203 million. Such adjustment to the purchase price will be determined after the completion of a closing balance sheet of SEG as of December 7, 2001, which will be audited by the Company's auditors. Such closing balance sheet must be delivered to ATK by the Company within 60 days of December 7, 2001. Any dispute between the Company and ATK with respect to the final balance sheet will be subject to a review by an independent accounting firm and binding arbitration.

The Purchase Agreement contains customary representations, warranties, and covenants. The Company has agreed that for a period of five years it will not compete with ATK in any business now conducted by SEG. The Company and ATK have agreed to indemnify each other for breaches of our respective representations, warranties, and covenants in the Purchase Agreement. The Company has placed $25 million in escrow to support certain indemnification obligations that may arise under the Purchase Agreement. The Company retained certain third-party product liability claims and certain environmental compliance and remediation liabilities that occurred prior to the closing date. The maximum indemnification obligation of each party related to breaches of representations and warranties is $25 million. Furthermore, the Company will indemnify ATK against environmental matters for $30 million less (i) any other indemnification payments made for breaches of representations and warranties and (ii) any payments by a third party under a pre-existing indemnification agreement between the Company and the third party, which was assigned to ATK. ATK is obligated to pursue this third party indemnification for those environmental claims covered by the prior agreement. The environmental indemnification extends for five years from December 7, 2001. The non-environmental representations and warranties indemnification obligations have time limits that range from two years to the applicable statute of limitations.

Prior to the sale of SEG, the Company entered into an underwriting agreement with Lehman Brothers, Inc. to sell the shares received from ATK in a secondary offering facilitated by a registration rights agreement between the Company and ATK. The shares were purchased from the Company at $77.65 per share, yielding gross proceeds of $237 million. After this transaction, the Company does not own any shares of ATK stock.

On December 4, 2001, the Company entered into an amendment to the credit agreement with its senior lenders. This amendment addresses, among other things, the repayment of a portion of the outstanding indebtedness from the net proceeds of the ATK stock sale and a revision to the financial covenant ratios for the next two years to reflect the sale of SEG. The agreement became




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effective with the completion of the sale of SEG to ATK. This agreement also cures any event of default under the credit agreement that had been communicated to the lenders on October 30, 2001. The Company is in compliance with all the terms of the credit agreement as of October 31, 2001.

On December 7, 2001, the Company reduced its outstanding indebtedness by $170.5 million by repaying a portion of its term loans. The remaining funds generated from the sale of the ATK stock have been or will be utilized for the establishment of the cash escrow required for any indemnification obligations, payment of underwriting fees, payment of income taxes, various professional fees, lender amendment fees, and anticipated post-closing adjustments.

Item 7.  Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.
     Not applicable.

(b)  Pro Forma Financial Information.

The unaudited pro forma financial statements attached hereto as Exhibit 99.2 and Exhibit 99.3 are hereby incorporated by this reference.

     Exhibit 99.2 Unaudited Consolidated Pro Forma Balance Sheet as of September 30, 2001.

     Exhibit       99.3 Unaudited Consolidated Pro Forma Statements of Income
                   (Loss) for the nine months ended September 30, 2001 and the years ended December 31, 2000, 1999, and 1998.

The unaudited consolidated pro forma balance sheet as of September 30, 2001 presents the Company's financial position assuming the sale of SEG had been completed on that date. The unaudited consolidated pro forma statements of income (loss) for the nine months ended September 30, 2001 and the year ended December 31, 2000 presents the Company's results of continuing operations assuming that the sale of SEG had been completed on January 1, 2000. In the opinion of the Company's management, these statements include all material adjustments necessary to reflect, on a pro forma basis, the impact of the sale of SEG on the historical financial information of the Company. The adjustments are described in the accompanying notes and are set forth in the "Pro Forma Adjustments" column. The unaudited pro forma financial statements incorporated in this filing are shown for illustrative purposes only and are not necessarily indicative of the future financial position or future results of operations of the Company which would have actually occurred had the sale of SEG been in effect as of the date or for the periods presented. The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and related notes of the Company.

For accounting purposes, the Company will treat SEG as a discontinued operation in accordance with Accounting Principles Board Opinion No. 30. Accordingly, the unaudited 1999 and 1998 pro forma financial information reflects the exclusion of the results of operations of SEG.

(c)  Exhibits.

     99.1  Press release announcing completion of sale of SEG.

     99.2  Unaudited Consolidated Pro Forma Balance Sheet as of September 30,
           2001.


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     99.3  Unaudited Consolidated Pro Forma Statements of Income (Loss) for the
           nine months ended September 30, 2001 and the years ended December 31, 2000, 1999 and 1998.

Forward-looking statements in this release, as defined by the Private Securities Litigation Reform Law of 1995, involve certain risks and actual results subsequent to the date of this announcement may differ materially.




                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


    BLOUNT INTERNATIONAL, INC.
----------------------------------
            Registrant

Date:  December 21, 2001


                                              /s/ Rodney W. Blankenship
                                        ---------------------------------------
                                                  Rodney W. Blankenship
                                                Senior Vice President and
                                                 Chief Financial Officer




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